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                                                                      Exhibit 11

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 22 to the registration statement on Form N-1A (the "Registration Statement") of our report dated July 21, 1998, relating to the financial statements and financial highlights of Treasury Securities Portfolio, Government Securities Portfolio, Prime Obligation Portfolio, Institutional Cash Portfolio and Money Market Portfolio (constituting SEI Liquid Asset Trust, hereafter referred to as the "Trust") appearing in the June 30, 1998 Annual Report to Shareholders of the Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Independent Accountants" in the Prospectuses and under the headings "Experts" and "Financial Statements" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLC

PricewaterhouseCoopers LLP

Philadelphia, PA
October 21, 1998